Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Amendment”) dated May 1, 2026, between Bumble Trading LLC, a Delaware limited liability company (the “Company”), and Kevin Cook (“Executive”).

RECITALS:
WHEREAS, the Company and the Executive entered into an employment agreement dated August 4, 2025 (the “Agreement”); and
WHEREAS, the Company and the Executive desire to amend the Agreement to adjust the Executive’s base salary and target bonus as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.Base Salary. Effective January 1, 2026, the Executive's annual Base Salary (as defined in Section 3(a) of the Agreement) shall be adjusted to $540,000, payable in regular installments in accordance with the usual payment practices of the Company.
2.Target Bonus. Effective January 1, 2026, the Executive's Target Bonus (as defined in Section 3(b) of the Agreement) shall be adjusted to 100% of Base Salary.
3.No Other Changes. Except as expressly amended by this Amendment, the Agreement shall remain unchanged and in full force and effect in accordance with its terms. In the event of any conflict between this Amendment and the Agreement in relation to the terms of this Amendment, the terms of this Amendment shall control.
4.Entire Agreement. This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (including, without limitation, any verbal agreements or understandings) between Executive and any member of the Company Group (as defined in the Agreement) with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Amendment may not be altered, modified, or amended except by written instrument signed by the parties hereto.

5.Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
6.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof that would direct the application of the law of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BUMBLE TRADING LLC

/s/ Whitney Wolfe Herd
By:     Whitney Wolfe Herd
Title:    Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXECUTIVE

/s/ Kevin Cook
Kevin Cook

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